Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2007, except for Note 15, as to which the date is May 1, 2007 relating to the financial statements of Starent Networks, Corp., which are included in its Registration Statement on Form S-1 (File No. 333-141092) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 6, 2007